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                            Verizon Pennsylvania Inc.

                                                                     EXHIBIT 12

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
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                                                                                  Three Months Ended
(Dollars in Millions)                                                               March 31, 2002
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
Income before provision for income taxes and extraordinary item                              $ 204.9
Equity in loss from affiliate                                                                   24.1
Interest expense                                                                                33.9
Portion of rent expense representing interest                                                   10.1
Amortization of capitalized interest                                                             1.2
                                                                                --------------------

Earnings, as adjusted                                                                        $ 274.2
                                                                                ====================

Fixed charges:
Interest expense                                                                             $  33.9
Portion of rent expense representing interest                                                   10.1
Capitalized interest                                                                              .8
                                                                                --------------------

Fixed Charges                                                                                $  44.8
                                                                                ====================

Ratio of Earnings to Fixed Charges                                                              6.12
                                                                                ====================
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